EXHIBIT 99.1

JRJR Networks Announces Delay in filing Form 10-K

For Immediate Release

(DALLAS, TX, April 19, 2017) - JRjr33, Inc., doing business as JRJR Networks [NYSE MKT: JRJR] today announced that on April 18, 2017, it received a letter from the NYSE notifying it that the Company was not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2016 with the Securities and Exchange Commission. The filing of such report is a condition for the Company's continued listing on the NYSE MKT as required by Sections 134 and 1101 of the NYSE Company Guide.

The Company attributes the delay to fieldwork beginning later than planned as a result of its decision to change auditors and other professionals involved in assisting it with its filing process. The Company intends to file the Form 10-K as soon as reasonably practicable after completion of the audit.

The Company must submit a plan to the NYSE by May 18, 2017 advising of actions it has taken or will take to regain compliance with the continued listed standards. The Company can regain compliance with the NYSE listing standards before October 18, 2017 by filing the Form 10-K with the SEC prior to that date. If the Company fails to file the Form 10-K by the NYSE's compliance deadline, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The letter from the NYSE also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant. The Company intends to file the Form 10-K as soon as reasonably practicable after completion of the audit.

Until the Company files the Form 10-K, the Company's common stock will remain listed on the NYSE under the symbol "JRJR," but will be assigned a late filer ("LF") indicator to signify late filing status and the Company will be posted to the late filers list on the Listing Standards Filing Status page on the NYSE website.

About JRJR Networks (www.jrjrnetworks.com)

JRJR Networks is a growing platform of direct-to-consumer brands. Within JRJR Networks, each company retains its separate identity, sales force, product line and compensation plan, while JRJR Networks seeks synergies and efficiencies in operational areas. JRJR Networks companies currently include The Longaberger Company, a 42-year old maker of hand-crafted baskets and other home decor items; Your Inspiration At Home, an award-winning maker of hand-crafted spices and other gourmet food items from around the world; Tomboy Tools, a direct seller of tools designed for women; Agel Enterprises, a global seller of nutritional products in gel form as well as a skin care line, operating in 50 countries; Paperly, which offers a line of custom stationery and other personalized products; Uppercase Living, which offers a line of customizable vinyl expressions for display on walls in the home; Kleeneze, a 95-year old UK-based catalog seller of cleaning, health, beauty, home, outdoor and a variety of other products, and Betterware, a UK-based home catalog seller. JRJR Networks also includes Happenings, a lifestyle publication and marketing company.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," or "will" or the negative of these terms or other comparable terminology and include statements regarding expected timing of the filing of the Annual Report on Form 10-K for the year ended December 31, 2016.. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to expand leadership activities in support of our sales, our ability to continue to grow, our ability to integrate the entities that we have acquired, our ability to strengthen our internal controls and the other risks outlined under "Risk Factors" in our Annual Report on Form 10-K for our fiscal year ended December 31, 2015 and our other filings with the SEC, including subsequent reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:
Investor Relations: Tucker Gagen (tucker.gagen@jrjrnetworks.com)
Media Contact: Brenton Baker (brenton.baker@jrjrnetworks.com)